                          PERSONAL AND CONFIDENTIAL



                                                February 8, 1994



Mr. O.M. Fundingsland
12347 Las Palmas Drive
Santa Barbara, CA  93110

Dear Oz:

This letter confirms our mutual agreement regarding your retirement and the cessation of your employment relationship with Applied Magnetics Corporation (the "Company"). The termination of your employment relationship with the Company will take place as of January 6, 1995, or such earlier date, if any, as you or the Company elect to terminate your employment relationship with the Company (herein the "Effective Date"). This letter also confirms that, as of February 1, 1994, you have resigned as an Executive Vice President of the Company. Lastly, by this letter the Company confirms the terms of its offer to pay to you certain severance benefits and to provide to you certain other consideration in exchange for, among other things, your agreements (a) to release the Company from any and all liability, (b) to enter into a noncompetition agreement with the Company and (c) to continue to be available to the Company and its attorneys in connection with the Company Litigation (as defined below) and certain other matters.

1.  Continuing Employment/Responsibilities.  As of February 1, 1994, you are
    --------------------------------------
relieved of your responsibilities and duties as Executive Vice President, as General Manager of the Customer, Inc. Business Unit of the Company, and in connection with your management and supervision of the operations of the Customer, Inc. Business Unit over which you had previously exercised management control and direction. During the period following February 1, 1994, through and including the Effective Date ("Employment Period"), you will continue to be employed by the Company as Executive Assistant to the Chief Executive Officer and will report to the Company's Chief Executive Officer, although you will be expected to work on temporary assignments under the direction of certain other officers or managers of the Company from time to time. The terms of your continuing employment responsibilities during the Employment Period are as follows:

                                 EXHIBIT 10(z)

Mr. O.M. Fundingsland
February 8, 1994
Page 2


     1.1  Employee Status.  Your employment by the Company during the Employment
          ---------------
Period shall be subject to the same policies, practices and procedures that applied to your status as an employee prior to the date hereof, including, but not limited to, (i) your continuing obligations to perform your duties and responsibilities diligently and in a professional and loyal manner in accordance with the Company's policies and your general and specific obligations as an employee, including, for example, duties concerning the preservation and protection of confidential information and refraining from participating in any conduct, activities, relationships or investments which conflict with the interests of the Company, or which compete with the business and operations of the Company, and (ii) the at-will nature of your employment relationship with the Company and the rights of both you and the Company to terminate this employment relationship with or without notice or cause; provided, however, that
                                                         -----------------
you and the Company agree that, by accepting the Company's offer set forth below, in the manner and time described below, if your employment relationship is terminated: (1) by the Company at any time during the Employment Period, the Company will pay to you an amount equal to the number of weeks remaining from the date of such termination to January 6, 1995, multiplied by $2,173.91, (2) by you at any time during the Employment Period, from and after such termination, you will forfeit, will not be entitled to receive and hereby release and discharge the Company from, any continuing obligation to pay to you any further or continuing weekly or other salary, and (3) no such termination shall relieve you or the Company of our respective rights and obligations under paragraph 4 hereof.

     1.2  Leave of Absence.  During the period from February 1, through February
          ----------------
13, 1994, you will be on paid leave of absence and will continue to be paid your current salary ($4,134.61 per week) in accordance with the Company's usual and customary payroll practices.

     1.3  Weekly Salary.  During the period commencing February 14, 1994, and
          -------------
expiring on the Effective Date, you will be paid a salary at the rate of $2,173.91 per week in accordance with the Company's usual and customary payroll practices. During this period your employment will be that of a twenty (20) hour per week part-time employee with work schedule arrangements to be agreed between you and the Chief Executive Officer.

     1.4  Paid Time Off Benefits.  You will continue to accrue paid time off
          ----------------------
("PTO") benefits during the Employment Period so long as you continue to be employed by the Company. On the Effective Date, the Company will pay to you all accrued and

Mr. O.M. Fundingsland
February 8, 1994
Page 3


unpaid/unused PTO benefits (payable at your salary rate in effect as of February 1, 1994).

     1.5  Responsibilities.  During the Employment Period you will be expected
          ----------------
to (i) provide assistance and advice regarding the Company's sales and marketing operations and activities and the promotion and sale of its products and services, (ii) participate, with the Company's employees, in selected meetings, conferences and entertainment functions with customers and customer representatives, as required by, or at the direction of, the Chief Executive Officer, (iii) continue, at the pleasure of the Company, to serve as a member of the boards of directors of Most, Inc., and IDEMA, and (iv) assist and cooperate with the Company, its business and financial representatives and its attorneys in connection with Company Litigation (as defined in paragraph 4.4 below).

2.  Other Benefit/Compensation Plans.  As of the Effective Date, all your rights
    --------------------------------
to participate in the Company's employee benefit plans (including, but not limited to Long Term Incentive, Stock Option, Cash Profit Sharing, Stock Purchase and other plans) will terminate, except as follows:

     2.1  Group Medical Insurance.  You will be entitled to continue
          -----------------------
participation in the Company's group medical insurance plan under COBRA should you elect to do so, subject to the terms and conditions of the plan and payment by you of the applicable premiums. If you are interested in making such an election, please contact Human Resources. If you accept the Company's offer set forth in paragraph 4 hereof in the manner set forth therein, your rights to continue to participate in the Company's group medical insurance plan will be limited to the provisions of subparagraph 4.3 hereof.

     2.2  1992 Stock Option Plan ("1992 Plan").  You will, for a period of
          ------------------------------------
ninety (90) days following the Effective Date, be permitted to exercise the option installments which became exercisable on or before that date (to the extent you have not previously exercised such option installments) subject, however, to the terms and conditions of the 1992 Plan. All option installments which become exercisable under the 1992 Plan after the Effective Date will be forfeited.

     2.3  1989 Amended and Restated Long-Term Incentive Plan (the "1989 Plan").
          --------------------------------------------------------------------
You have been issued, and there are now registered in your name, 9,275 shares for which restrictions have not been removed (the "Shares") of the Company's $.10 par value Common Stock as Restricted Stock under the terms of the 1989 Plan. By accepting the terms of the Company's offer as set forth below,

Mr. O.M. Fundingsland
February 8, 1994
Page 4


and in consideration of the payments made or to be made by the Company in accordance with the terms of such offer, you agree that, as of February 1, 1994, all of your right, title and interest in and to such Shares and all of your rights under the 1989 Plan are completely terminated and forfeited in all respects whatsoever, and you hereby release and discharge the Company from any and all liability, costs, damages or expenses, and any obligations the Company may have to you, under the 1989 Plan.

3.  Confidentiality.  You acknowledge that you have entered into a
    ---------------
Confidentiality and Assignment Agreement ("Confidentiality Agreement") with the Company and that, as an employee and officer of the Company, you are obliged to comply with the Company's policies and procedures with respect to confidential, proprietary and non-public information. You also acknowledge that during your employment with the Company, you have had, and may continue to have, access to and knowledge of sensitive, confidential and proprietary information and data including, without limitation, business plans and strategic information (such as, but not limited to plans, prospects and considerations regarding the Company's competition, competitive strengths and weaknesses, product pricing information, sensitive market strategies and plans, customer lists, names and contacts of key purchasing and management personnel of customers, gross margin and profit information, new ventures, resource planning, manufacturing, material and production cost information, techniques, and production processes, methods and development of vendor and customer relationships) identification of executives, managers and employees of the Company, including their specific skills, knowledge, compensation and other data (collectively "Confidential Information").

     You agree that you will not, without the Company's prior written consent, at any time after the date of this letter, divulge, furnish or make accessible to anyone or use in any way, any of such Confidential Information in any manner which would injure the Company or interfere with its contractual relations. You further agree that you will refrain from any acts or omissions that would reduce the value of such Confidential Information to the Company, including, but not necessarily limited to, any conduct or activity which would cause disruption, damage or otherwise impair or interfere with the Company's business by interfering with or raiding its employees, soliciting employees to leave the Company to accept employment with, or provide personal services to, any other firm or Company, or by disrupting its relationships with its employees, customers, vendors, agents, representatives or otherwise.

Mr. O.M. Fundingsland
February 8, 1994
Page 5


     You and the Company agree to keep this agreement, including the contents thereof, in confidence and not to disclose the terms of this agreement to any third party without the written consent of the other. However, nothing contained herein shall prevent (a) either party from disclosing this agreement or the terms thereof to their respective accountants and attorneys and, in the case of the Company, to its employees and directors who have a need to know of the existence and contents hereof; (b) you from disclosing the terms of this agreement to your spouse, to banks or other financial institutions in connection with your obtaining loans or credit from such entities, or to prospective employers who have made bonafide employment offers to you, provided, however, that you shall first advise such banks, financial institutions or prospective employers of the confidential nature of this agreement; or (c) the Company from disclosing the terms and conditions of this agreement or from filing copies of this agreement with any state or federal regulatory agencies, including the Securities and Exchange Commission, if such disclosure or filing of copies is considered by the Company as necessary or appropriate to comply with federal or state securities laws or regulations or other legal or regulatory requirements.

4.  Company Offer.  Subject to your acceptance of this offer in the manner and
    -------------
time provided in paragraph 4.8 hereof and in consideration of and reliance upon the release, representations and covenants provided by you to the Company as set forth below, the Company offers you the following:

     4.1  Payments.  The Company will deliver to you, on the eighth day
          --------
following its receipt from you of your acceptance of this letter in the manner described in paragraph 4.8 below (provided that (i) you have not theretofore revoked your acceptance in the manner described in paragraph 4.9 below and (ii) if such eighth day falls on a Saturday, Sunday or recognized holiday, then such delivery will be made on the immediately following business day), the following payments: (a) a severance payment of $215,000 and (b) an additional payment of $75,000 which you accept in exchange and consideration for the releases (set forth in Exhibit A) of any and all claims for emotional distress, personal injury or other tort damages.

     4.2   Noncompetition.  For a period of twelve (12) months following the
           --------------
Effective Date, you agree that you shall not at any time, directly or indirectly, within (a) any of the counties of the state of California, (b) each of the states of California, Massachusetts, Colorado or New Hampshire, or (c) any of the countries of the United States, Belgium, Ireland, Korea,

Mr. O.M. Fundingsland
February 8, 1994
Page 6


Singapore, Japan or Malaysia, or parts thereof (collectively, the "Locations"):


               (i) own, manage, operate, control, or be connected in any manner with the ownership, management, operation, or control of any person or entity that engages in a business competitive with the Company's present business;

               (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company or any of its subsidiaries and any actual or prospective customer, supplier, lessee or employee of the Company; or

               (iii) solicit employment for or of employees of AMC or induce any employee to leave the employ of the Company.

     Notwithstanding anything in this Paragraph 4 to the contrary, nothing in this agreement shall limit your right to hold and make investments not in excess of 1% of the outstanding securities of any corporation, the securities of which are or become listed on a nationally recognized securities exchange or traded in a nationally recognized over-the-counter market.

     The covenants set forth in this paragraph shall be construed as a series of separate covenants, each consisting of covenants for each of the Locations. Except for such Location, all such separate covenants shall be deemed identical. It is the desire and intent of the parties hereto that the provisions of this agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this agreement shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of the agreement in the particular jurisdiction in which such adjudication is made.

     For and in consideration of the foregoing covenants, the Company agrees to pay to you, on the eighth day following its receipt, from you, of your acceptance of this letter (in the manner provided in paragraph 4.8 below) and, further provided, that you have not, theretofore revoked your acceptance (in the manner described in paragraph 4.9 below), the sum of $215,000; provided,
                                                               ---------
however, that if such eighth day falls on a Saturday, Sunday or recognized
- - -------
holiday, then such payment will be made on the immediately following business day.

Mr. O.M. Fundingsland
February 8, 1994
Page 7


     4.3  Group Medical Insurance.  The Company will arrange for you and your
          -----------------------
spouse to continue to participate in the Company's medical and dental plan for a period beginning on the day immediately following the Effective Date and continuing until you reach age 65; provided, however, that the total aggregate monthly premium expense of such participation (including both the employee and employer portion) is paid by you. Your continuance in this plan and the monthly premium expenses to be paid by you will be subject to such changes, including, but not limited to, coverage, coverage limits, deductibles, increases or decreases in premium payments, and the like, in the plan and in its administration as may, from time to time, be adopted by the Company and the Company makes no representations or warranties to you that any of these or other features of the plan (or any substitute or replacement plan that may be adopted by the Company) will remain in effect as they currently exist. The monthly premium expenses to be paid by you will be payable, in advance, on or before the 10th day of each month.

     4.4  Litigation Support.  We acknowledge that the Company is involved, and
          ------------------
may in the future be involved, in certain commercial and other disputes, controversies and lawsuits which relate to or involve your former, current or future duties and responsibilities as an employee or officer of the Company (herein "Company Litigation"). You agree to cooperate in all reasonable respects with the Company and its attorneys in connection with the Company's prosecution, defense or response of the Company Litigation including, for example, making yourself available to the Company's representatives and to the Company's attorneys for purposes of conferences, meetings, compilation and communication of records and facts, and appearing as a witness or prospective witness in connection with deposition or other testimony that may be required in connection with such defense. It is our expectation that you will do this on a basis which will be at such times and places that are mutually convenient to you, the Company, the Company's attorneys and plaintiff's attorneys. The Company will reimburse you for all travel and other reasonable out-of-pocket expenses relating to your attendance at conferences, meetings, depositions and the like relating to the Company Litigation. Travel and lodging arrangements will be consistent with the Company's then current practices regarding selection and class of travel and accommodations and are to be made through the Company's travel department. In connection with your involvement in the defense of the Company Litigation you also understand and agree that the matters that you discuss with the Company and its attorneys are likely to be of a confidential and privileged nature and you agree to comply with all instructions and advice provided to you by the Company and its attorneys with respect to the confidential and privileged nature

Mr. O.M. Fundingsland
February 8, 1994
Page 8


of such communications. You will not be entitled to receive from the Company any additional compensation or payment in connection with the litigation support to be provided by you pursuant to this agreement so long as the Company Litigation for which your services are required or requested involve matters or actions in which (a) you are named in a Complaint, Cross-Complaint or counter claim as a defendant, together with the Company, any of its subsidiaries, or any officers, directors or employees of the Company or such subsidiaries, (b) allegations, claims or charges have been made or threatened against you and/or the Company (or any of its subsidiaries) which relate to or involve your former, current or future duties as an employee or officer of the Company, or (c) you are or may be either (i) entitled to indemnification from the Company pursuant to the Bylaws or the Delaware General Corporations Law or (ii) entitled to coverage under one or more directors' and officers' or other insurance policies maintained at any time by the Company (herein, collectively, "Interested Litigation"). If the Company Litigation as to which you provide support and assistance involves matters or disputes other than Interested Litigation, you will be compensated at an hourly rate of $50.00 for each hour of service provided by you at the request of the Company to the extent, and only to the extent, that such service exceeds twenty (20) hours in any calendar quarter.

     4.5  Release.  You acknowledge and agree that it is an express condition
          -------
precedent to the Company's obligations as set forth in this offer that you execute, and by accepting this letter in the manner provided herein you hereby agree to execute, a release in favor of the Company in the form of that attached as Exhibit A.

     4.6  Use of Company Computer.  The Company will provide to you, at its
          -----------------------
expense, a personal computer system ("PC Equipment") for your use at your personal residence in Santa Barbara, California, for a period of twelve (12) months following the Effective Date. In addition the Company will provide installation services with respect to the PC Equipment. This PC Equipment will at all times remain the property of the Company and you agree to return it to the Company at the expiration of such twelve (12) month period or, alternatively, at the Company's reasonable request, to allow the Company to enter upon your premises for the purposes of recovering the PC Equipment at a reasonable time and upon prior notice to you. The Company will not be responsible for providing to you or for paying the expense of supplies, maintenance, paper, or data transmission/communication hookup charges or monthly services relating to your continued use and operation of the PC Equipment.

Mr. O.M. Fundingsland
February 8, 1994
Page 9


     4.7  General Provisions
          ------------------

          A.   Governing Law/Entire Agreement.  This agreement, which is made
               ------------------------------
under and shall be governed by the laws of the state of California, contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and there are no other agreements, representations, or warranties relating to the subject matter of this agreement that are not set forth herein.

          B.   Successors and Assigns.  This agreement shall extend to and be
               ----------------------
binding upon you and your legal representatives, heirs, beneficiaries and distributee, and no amendment, waiver or modification of this agreement, or any of the terms or conditions hereof, shall be deemed effective unless made in writing and signed by you and an officer of the Company.

          C.   Representation by Counsel.  The Company has not furnished legal
               -------------------------
representation to you in connection with this agreement but has been represented by its counsel. The Company and its counsel have advised you that you may seek independent counsel in connection with this agreement and you have been afforded the opportunity to do so prior to your execution of this agreement.

          D.   Resignations.  You agree to execute and deliver such letters and
               ------------
other documents as the Company may reasonably request confirming your resignation, as of the Effective Date or such earlier date as may be requested by the Company, as an officer or director of the Company or any of the Company's directly or indirectly owned subsidiaries.

          E.   Payroll Withholdings, etc.  Except for the payment described in
               --------------------------
subparagraph 4.1(b) hereof, all amounts payable to you hereunder shall be paid in accordance with the Company's normal payroll practices and shall be subject to usual and customary payroll deductions for federal and state withholding taxes, and the like.

          F.   Disclaimer.  The Company makes and has made no representations or
               ----------
warranties regarding the federal or state personal income tax treatment of any payments made by it to you hereunder and acknowledges and agrees that you will be solely responsible for reporting any and all income and payments received hereunder and for all taxes and assessments due or payable by you in connection therewith.

Mr. O.M. Fundingsland
February 8, 1994
Page 10


     4.8  Acceptance, Time to Execute and Return Agreement and Release.  All of
          ------------------------------------------------------------
the Company's duties and obligations, and your rights, hereunder are subject to the express condition precedent that you accept this offer in the manner and time provided in this paragraph. You may have 21 days from the date of this letter (through and including March 1, 1994) to consider this offer and may accept this offer after the expiration of that period but prior to 5:00 p.m., March 8, 1994, at which time the Company's offer will automatically expire and terminate unless it has been accepted by you in the manner described herein.

          To accept this offer, you must date and sign the enclosed copy of this letter and the Release, without making any changes or modifications to such documents, and return both to the Company, Attention: Raymond P. Le Blanc, on
                                                                            --
or after March 2, 1994, but not later than 5:00 p.m. March 8, 1994.
- - --------                ------------------

     4.9  Revocation of Acceptance.  After you have accepted this offer in the
          ------------------------
manner and within the time period described above, you may revoke your acceptance by giving written notice of such revocation to the Company,
Attention: Raymond P. Le Blanc, not later than seven (7) days following your execution and acceptance of this letter. Upon such revocation the Company will be released and discharged of its obligations under this paragraph 5. If you have executed and accepted this offer but do not revoke your acceptance within this seven (7) day period, this agreement shall thereupon become effective.

     4.10 Resignations.  You agree to execute and deliver such letters and other
          ------------
documents as the Company may reasonably request confirming your resignation, as of the date hereof or such other date(s) as may reasonably be requested by the Company, as an officer or director of the Company or any of the Company's directly or indirectly owned subsidiaries.

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

Mr. O.M. Fundingsland
February 8, 1994
Page 11


I am pleased that we were able to conclude this in a professional and cooperative manner. If the provisions of this letter are acceptable, please sign and return the enclosed copy and the attached Release in accordance with paragraph 4.8 above.


                                  Yours very truly,

                                  APPLIED MAGNETICS CORPORATION



                                  William R. Anderson
                                  Chief Executive Officer


Acknowledged and accepted this
____ day of March, 1994.



___________________________________
O.M. Fundingsland

                                  EXHIBIT A


                                   Release
                                   -------

                               March __, 1994


To: Applied Magnetics Corporation ("Company")


Gentlemen:

Reference is made to that certain Letter Agreement ("Agreement") dated February 8, 1994, between me and the Company into which this Release is incorporated by reference. I acknowledge and agree that the Agreement has been entered into as a full and complete settlement, release and discharge of any and all claims that I may have against the Company or any of its agents, officers, directors, employees, stockholders, subsidiaries and affiliates (collectively the "AMC Group") for fault, wrongdoing or liability of whatsoever nature arising from or in connection with my employment relationship with the Company or any member of the AMC Group or the termination of that relationship. Neither the Agreement nor any of the covenants, terms or conditions thereof shall be deemed an admission by the Company or any member of the AMC Group in connection with or otherwise arising from my employment relationship with the Company or any members of the AMC Group or the termination of such employment relationship. Subject to the provisions set forth in the Agreement, I hereby fully release the Company and each member of the AMC Group and their respective agents, officers, directors, servants, stockholders, employees, representative, assigns and successors from all right, claims, demand, causes, liabilities and actions of any nature whatsoever, known or unknown, fixed or contingent, suspected or unsuspected, which I now have, hold or claim to own, arising out of, or in any way connected with or relating to my employment (or its termination) with the Company or any member of the AMC Group including but not necessarily limited to, wrongful discharge, unjust dismissal, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, impairment of economic ability, breach of implied covenants of good faith and fair dealing, emotional distress, personal injury or other tort, provided however that nothing contained herein shall be construed as a release or discharge of: (a) any rights to indemnification under and subject to the provisions of Article VII of the By-laws of the Company, a copy of which has been furnished to me, (b) any rights under California Labor Code Section 2802, or (c) any rights under the Company's Directors' and Officers' Insurance Policy and Company Reimbursement Policy No. 440-99-28 with National Union Fire Insurance Company, subject, however, to the terms, conditions, limitations and exclusions set forth in such policy.

Release - O.M. Fundingsland
March __, 1994
Page 2


You acknowledge and agree that this Release constitutes release and discharge of known and unknown claims and that you hereby expressly waive the benefits of California Civil Code (S)1542 which provides as follows:


          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."





(Not to be signed)
- - ------------------
O.M. Fundingsland

                                   Release
                                   -------


                               March __, 1994


To: Applied Magnetics Corporation ("AMC")


Gentlemen:

Reference is made to that certain Letter Agreement ("Agreement") dated February 8, 1994, between me and the Company into which this Release is incorporated by reference. I acknowledge and agree that the Agreement has been entered into as a full and complete settlement, release and discharge of any and all claims that I may have against the Company or any of its agents, officers, directors, employees, stockholders, subsidiaries and affiliates (collectively the "AMC Group") for fault, wrongdoing or liability of whatsoever nature arising from or in connection with my employment relationship with the Company or any member of the AMC Group or the termination of that relationship. Neither the Agreement nor any of the covenants, terms or conditions thereof shall be deemed an admission by the Company or any member of the AMC Group in connection with or otherwise arising from my employment relationship with the Company or any members of the AMC Group or the termination of such employment relationship. Subject to the provisions set forth in the Agreement, I hereby fully release the Company and each member of the AMC Group and their respective agents, officers, directors, servants, stockholders, employees, representative, assigns and successors from all right, claims, demand, causes, liabilities and actions of any nature whatsoever, known or unknown, fixed or contingent, suspected or unsuspected, which I now have, hold or claim to own, arising out of, or in any way connected with or relating to my employment (or its termination) with the Company or any member of the AMC Group including but not necessarily limited to, wrongful discharge, unjust dismissal, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, impairment of economic ability, breach of implied covenants of good faith and fair dealing, emotional distress, personal injury or other tort, provided however that nothing contained herein shall be construed as a release or discharge of: (a) any rights to indemnification under and subject to the provisions of Article VII of the By-laws of the Company, a copy of which has been furnished to me, (b) any rights under California Labor Code Section 2802, or (c) any rights under the Company's Directors' and Officers' Insurance Policy and Company Reimbursement Policy No. 440-99-28 with National Union Fire Insurance Company, subject, however, to the terms, conditions, limitations and exclusions set forth in such policy.

Release - O.M. Fundingsland
March __, 1994
Page 2


You acknowledge and agree that this Release constitutes release and discharge of known and unknown claims and that you hereby expressly waive the benefits of California Civil Code (S)1542 which provides as follows:


          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."





_____________________________
O.M. Fundingsland